Exhibit 99

Joint Filer Information

Name: Sienna Associates III, L.L.C.
Address: 2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III, L.P.
Issuer and Ticker Symbol: Sivault Systems, Inc. (SVTL.OB)
Date of Event Requiring Statement: June 20, 2005 through August 1, 2005

Name: Daniel L. Skaff
Address: 2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III, L.P.
Issuer and Ticker Symbol: Sivault Systems, Inc. (SVTL.OB)
Date of Event Requiring Statement: June 20, 2005 through August 1, 2005

Name: Gilbert F. Amelio
Address: 2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III, L.P.
Issuer and Ticker Symbol: Sivault Systems, Inc. (SVTL.OB)
Date of Event Requiring Statement: June 20, 2005 through August 1, 2005

Name: Douglas K. Edwards
Address: 2330 Marinship Way, Suite 130, Sausalito, CA 94965
Designated Filer: Sienna Limited Partnership III, L.P.
Issuer and Ticker Symbol: Sivault Systems, Inc. (SVTL.OB)
Date of Event Requiring Statement: June 20, 2005 through August 1, 2005